Exhibit 99.2

BGS Companies, Inc. and Affiliated Entities

Unaudited Condensed Combined Financial Statements

June 30, 2005

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
	2005	2004
	(In thousands)
Revenue	$124,139	$112,102
Expenses:
Cost of revenue	(83,589)	(73,198)
Selling and administrative	(32,380)	(33,567)
Corporate allocation from Parent	(1,030)	(1,009)
Depreciation	(2,939)	(2,894)
Amortization	(939)	(892)
Restructuring charges, integration costs and asset impairment charges	(853)	(3,236)

	(121,730)	(114,796)

Operating income (loss)	2,409	(2,694)
Interest expense	(2,270)	(2,031)
Other income, net	519	375

Income (loss) before income taxes	658	(4,350)
Income tax expense	(2,795)	(2,009)

Net loss	$(2,137)	$(6,359)

See Notes to Accompanying Unaudited Condensed Combined Financial Statements

2

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(In thousands, except share information)
ASSETS
Current assets:
Cash and cash equivalents	$13,661	$9,716
Accounts receivable, less allowance for doubtful accounts of $3,146 (2005) and $4,513 (2004)	65,276	62,804
Prepaid expenses and other current assets	2,906	2,682

Total current assets	81,843	75,202
Property, plant and equipment at cost, less accumulated depreciation of $27,570 (2005) and $29,966 (2004)	18,511	20,475
Other non-current assets:
Goodwill	120,845	131,807
Intangible assets, less accumulated amortization of $5,842 (2005) and $5,133 (2004)	10,029	11,398
Other assets	1,730	1,720

Total assets	$232,958	$240,602

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt and other short-term borrowings	$528	$729
Accounts payable	15,153	11,702
Accrued expenses and other liabilities	22,905	25,082

Total current liabilities	38,586	37,513
Other liabilities:
Long-term debt — net of current portion	1,016	1,404
Long-term debt to Parent	66,030	68,672
Advances from Parent	14,503	111,792
Other non-current liabilities	3,494	3,664

Total liabilities	123,629	223,045

Commitments and contingencies
Stockholder’s equity:
Common stock:
Authorized 120,000,000 (2005) and 60,000,000 (2004) shares, par value $.01
Issued and outstanding shares 58,243,000 (2005) and 44,301,000 (2004)	582	443
Additional paid-in capital	173,409	65,081
Accumulated deficit	(86,346)	(84,209)
Accumulated other comprehensive income, net	21,684	36,242

Total stockholder’s equity	109,329	17,557

Total liabilities and stockholder’s equity	$232,958	$240,602

See Notes to Accompanying Unaudited Condensed Combined Financial Statements

3

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2005	2004
	(In thousands)
Cash flows from operating activities:
Net loss	$(2,137)	$(6,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,939	2,894
Amortization	939	892
Provision for doubtful accounts	(88)	(5)
Asset impairment charges	67	48
Non-cash corporate allocation from Parent	1,030	1,009
Non-cash interest expense from Parent	2,225	1,897
Deferred taxes	470	475
Changes in other assets and liabilities	(2,822)	469

Net cash provided by operating activities	2,623	1,320

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,290)	(3,523)

Net cash used in investing activities	(2,290)	(3,523)

Cash flows from financing activities:
Advances from Parent, net	5,281	7,407
Payment of long-term debt	(589)	(586)

Net cash provided by financing activities	4,692	6,821

Net effect of exchange rates changes on cash and cash equivalents	(1,080)	(322)
Net increase in cash and cash equivalents	3,945	4,296
Cash and Cash Equivalents — Beginning of period	9,716	6,276

Cash and Cash Equivalents — End of period	$13,661	$10,572

Supplemental Disclosure:
Income taxes paid	$965	$1,478
Interest paid	$27	$110

Supplemental Disclosure of Non-Cash Financing Activities:
Advances from Parent converted to equity	$108,467	—

See Notes to Accompanying Unaudited Condensed Combined Financial Statements

4

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

(In thousands, except share and per share information and where noted)

Note 1 — Basis of Presentation

The financial information as of June 30, 2005 and for the six month periods ended June 30, 2005 and 2004 has been prepared without audit. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the combined financial position, results of operations and of cash flows for each period presented have been made on a consistent basis. Certain information and footnote disclosures normally included in combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the BGS Companies, Inc. combined financial statements for the year ended December 31, 2004. Operating results for the six months ended June 30, 2005 may not be indicative of the results that may be expected for the full year. All references to 2004, 2003 and 2002, unless otherwise indicated, are to fiscal 2004, fiscal, 2003 and fiscal 2002, respectively. Our fiscal year represents the period from January 1 through December 31.

Note 2 — Sale of BGS Companies, Inc.

On September 1, 2005, Bowne & Co., Inc. (“Bowne”) completed its sale of BGS Companies Inc. (“BGS”, or “the Company”), a wholly-owned subsidiary of Bowne, to Lionbridge Technologies, Inc. (“Lionbridge”) and GGS Acquisition Corp. (the “Acquisition Vehicle”), a wholly-owned subsidiary of Lionbridge, for total consideration of $193.3 million, consisting of $130 million in cash and 9.4 million shares of Lionbridge common stock valued at $63.3 million on the date of closing.

In August 2005, prior to the sale to Lionbridge, the principal and interest balance on the Long-term debt to Parent outstanding as of June 30, 2005 of $66.0 million, as well as $5.2 million of certain Advances from Parent were cancelled by Bowne in exchange for 33,752,000 shares of BGS Companies, Inc. Also in August 2005, prior to the sale to Lionbridge, all remaining interest on the Long-term debt to Parent as well as all Advances from Parent were cancelled by Bowne and converted to equity with no additional shares issued.

As a result of the transaction, certain outstanding stock options automatically vested in full. Cash consideration was paid to each employee with outstanding vested stock options and stock appreciation rights if the fair market value of the shares exceeded the exercise price per share. All remaining stock options and stock appreciation rights were cancelled and ceased to be outstanding immediately following the sale of the Company.

Note 3 — Stock-Based Compensation

The Company has two stock-based employee compensation plans, which are described more fully in Note 13. The Company accounts for those plans using the intrinsic method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value based method of accounting described above, and has adopted only the disclosure requirements of Statement 123, as amended.

The following tables illustrate the effect on net loss if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation, including Bowne options granted by Bowne in 2003 and 2004 to one employee of BGS.

	Six Months Ended June 30,
	2005	2004
Net loss as reported	$(2,137)	$(6,359)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related pro forma tax effects	(43)	(62)

Pro forma net loss	$(2,180)	$(6,421)

5	Continued

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

These pro forma amounts may not be representative of future results since the estimated fair value of stock options is amortized to expense over the vesting period. The fair value for these options was estimated at the date of grant using the Black-Scholes model with the following weighted-average assumptions:

Stock options	2004 Grants
Expected dividend yield	0%
Expected stock price volatility	0%
Risk-free interest rate	3.28%
Expected life of options	5 years
Weighted-average fair value	$0.40

There were no stock options granted during the six months ended June 30, 2005.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)) which replaces SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Refer to Recent Accounting Pronouncements for additional information.

Note 4 — Effect of Recent Accounting Pronouncements

In April 2005, the FASB issued FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations – An Interpretation of FASB Statement No. 143.” FIN 47 clarifies the terms of FASB Statement No. 143 and requires an entity to recognize a liability for a conditional asset retirement obligation if the entity has sufficient information to reasonably estimate its fair value. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company is currently evaluating the impact of this standard on its financial statements.

In December 2004, the FASB issued SFAS 123(R) which replaces SFAS 123 and supersedes APB Opinion No. 25. Among other items, SFAS 123(R) eliminates the use of APB 25 and the intrinsic method of accounting, and requires all share-based payments, including grants of employee stock options, to be recognized in the financial statements based on their fair values. In April 2005, the Securities and Exchange Commission adopted a new rule deferring the effective date of SFAS 123(R) until the first interim or annual reporting period of the first fiscal year that begins after June 15, 2005. The Company is currently evaluating the impact of the statement on its financial statements. As the Company currently accounts for share-based payments using the intrinsic value method as allowed by APB Opinion No. 25, the adoption of the fair value method under SFAS 123 (R) will have an impact on its results of operations.

In December 2004, the FASB issued FASB Staff Position 109-2, (“FSPP FAS 109-2”) “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004”. The American Jobs Creation Act of 2004 introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. FSP FAS 109-2 gives a company additional time to evaluate the effects of the legislation on any plan for reinvestment or repatriation of foreign earnings for purposes of applying SFAS No. 109, Accounting for Income Taxes. The deduction is subject to a number of limitations, and uncertainty remains as to how to interpret numerous provisions in the Act. As such, the Company is not in a position to decide on whether, and to what extent, it might repatriate foreign earnings that have not yet been remitted to the U.S. based on its analysis to date. The Company therefore cannot reasonably estimate the income tax effect of such repatriation.

In June 2005, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20, Accounting Changes, and FASB SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 applies to all voluntary changes in accounting principles, and changes the requirements for accounting for and reporting of, a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary

6	Continued

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

change in an accounting principle unless it is impracticable. SFAS No. 154 also requires that a change in method of depreciation, amortization or depletion for long-lived, non-financial assets be accounted for as a change in an accounting estimate that is affected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors occurring in fiscal years beginning after June 1, 2005. SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in transition phase as of the date of SFAS No. 154. The Company does not believe that adoption of SFAS No. 154 will have a material impact on its financial statements.

Note 5 — Goodwill and Intangible Assets

Under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”, goodwill is to be tested for impairment at least annually at the reporting unit level. To accomplish this, the Company compared its fair value to its book value at the balance sheet date. No impairment charges resulted from this evaluation for any of the reported periods since the fair value exceeded the book value.

The changes in the carrying amount of goodwill for the six months ended June 30, 2005 are as follows:

Balance at December 31, 2004	$131,807
Adjustments to previously recorded purchase price	(231)
Foreign currency translation adjustment	(10,731)

Balance at June 30, 2005	$120,845

The gross amounts and accumulated amortization of identifiable intangible assets are as follows:

	June 30, 2005		December 31, 2004
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Amortizable intangible assets:
Customer lists	$14,391	$4,790	$15,032	$4,229
Software licenses and proprietary technology	1,480	1,052	1,499	904

	$15,871	$5,842	$16,531	$5,133

Amortization expense related to identifiable intangible assets was $939 and $892 for the six months ended June 30, 2005 and 2004, respectively.

Note 6 — Accrued Restructuring and Integration Charges

The Company continually reviews its business, manages costs, and aligns its resources with market demand. As a result, the Company took several steps over the last several years to reduce fixed costs, eliminate redundancies, and better position the Company to respond to market pressures or unfavorable economic conditions. As a result of these steps, the Company incurred restructuring charges for severance and personnel-related costs related to headcount reductions, and costs associated with closing down facilities. In addition, in connection with the Company’s acquisition of Mendez S.A. in August 2001 and GlobalNET in September 2002, the Company incurred certain costs to integrate these operations into the existing operations, including costs to shut down certain facilities and terminate certain employees.

During the six months ended June 30, 2004, the Company initiated cost reductions aimed at increasing operational efficiencies. These restructuring charges included additional workforce reductions, further consolidation of the operations in Italy, as well as adjustments related to changes in assumptions in some previous office closings. These actions resulted in restructuring, integration and asset impairment charges totaling $3,236 including approximately $48 of non-cash asset impairment charges.

7	Continued

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

During the six months ended June 30, 2005, the Company initiated further cost reductions aimed at increasing operational efficiencies. These restructuring charges included additional workforce reductions as well as adjustments related to changes in assumptions in some previous office closings. These actions resulted in restructuring, integration and asset impairment charges totaling $853 including approximately $67 of non-cash asset impairment charges for the six months ended June 30, 2005.

The activity pertaining to the Company’s accruals related to restructuring charges and integration costs (excluding non-cash asset impairment charges) since December 31, 2004, are summarized below.

	Severance and Personnel- Related Costs	Occupancy Costs	Other	Total
Balance at December 31, 2004	1,799	754	857	3,410
2005 expenses	884	127	(225)	786
Paid in 2005	(2,179)	(305)	(306)	(2,790)

Balance at June 30, 2005	$504	$576	$326	$1,406

The majority of the remaining accrued severance and personnel-related costs are expected to be paid by the end of 2005.

The Company also accrued $5,100 of costs associated with the acquisition of Mendez’ operations during the year ended December 31, 2001, which were accounted for as part of the cost of the acquisition. These costs included costs to shut down certain Mendez facilities and terminate certain Mendez employees. During the six months ended June 30, 2005, the Company made payments of $899 on its final severance costs related to the Mendez acquisition.

In connection with the Company’s acquisition of GlobalNET in September 2002, the Company accrued costs of $2,497 associated with the integration of GlobalNET’s operations, which was accounted for as part of the cost of the acquisition. These costs include estimated severance costs and lease termination costs associated with eliminating GlobalNET facilities and terminating certain GlobalNET employees. During 2003, the Company finalized its estimate of these costs by adjustments in the amount of $1,000. These adjustments increased goodwill related to the acquisition of GlobalNET. During the six months ended June 30, 2005, the Company made payments of $100 for occupancy costs on closed facilities. The Company expects to make additional payments totaling approximately $231, on the closed facilities over the remaining terms of the respective leases through June 30, 2006.

Note 7 — Income Taxes

The Company uses the asset and liability method to account for income taxes. Under this method, deferred income taxes reflect tax carry forwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates.

The Company was included in the consolidated U.S. federal income tax return of Bowne for the periods presented herein. The income tax expenses or benefit presented are based upon the taxable income of the Company on a separate return basis. The separate return basis requires the Company to report income taxes as if it were a separate taxpayer and not part of the Bowne consolidated group. Since there was no tax sharing agreement in place between the Company and Bowne, the deferred tax benefit resulting from the Company’s U.S. tax losses has been reflected as a deferred tax asset of the Company for the periods presented herein. A valuation allowance related to U.S. net operating losses has been established for standalone presentation purposes as the Company has a history of losses and is not projected to have taxable income in the foreseeable future. Additionally, these net operating losses were utilized by Bowne in its consolidated U.S. tax returns and there is no future tax benefit to be realized from any of the Company’s U.S. tax losses.

8	Continued

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

The Company filed income tax returns in foreign jurisdictions on a separate return basis and any tax payments required to be made in connection with these tax returns were made directly by the Company. The Company has tax loss carryforwards in certain foreign jurisdictions; however, the utilization of these tax loss carryforwards may be limited as a result of previous integrations of acquired businesses, ownership changes and other statutory limitations.

These financial statements reflect income taxes resulting from transactions occurring in the ordinary course of the Company’s business and do not reflect the tax effects or possible tax effects of transactions entered into by the Company to integrate any prior acquisitions. Further, these financial statements do not reflect the tax effects or possible tax effects resulting from transfers of shares of subsidiaries between the Company and Bowne.

Income tax expense for the six months ended June 30, 2005 was $2,795 on pre-tax income of $658 compared to income tax expense of $2,009 on pre-tax loss of $4,350 for the six months ended June 30, 2004. The Company incurred significant foreign tax expense in both periods since the Company was not able to recognize the tax benefit of losses in certain jurisdictions due to the uncertainty regarding their realization.

In October 2004, the American Jobs Creation Act of 2004 (the Act) was enacted. The Act creates a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. The deduction is subject to a number of limitations, and uncertainty remains as how to interpret numerous provisions in the Act. As such, the Company is not in a position to decide on whether, and to what extent, it might repatriate foreign earnings that have not yet been remitted to the U.S. based on its analysis to date. The Company therefore cannot reasonably estimate the income tax effect of such repatriation.

Note 8 — Debt

The components of debt at June 30, 2005 and December 31, 2004 are as follows:

	June 30, 2005	December 31, 2004
Note payable to Bowne & Co., Inc.	$66,030	$68,672
Other	1,544	2,133

Total debt	67,574	70,805
Less current portion of debt	(528)	(729)

Total long-term debt	$67,046	$70,076

In connection with its acquisition of GlobalNET, the Company entered into a $75,000 promissory note agreement with Bowne on September 27, 2002. $15,000 was repaid to Bowne in 2002 from cash acquired in the acquisition. The note had an original term of two years, which was extended upon mutual consent of the Company and Bowne. Bowne charged interest on the principal balance at its estimated cost of debt, of approximately 7.5% per annum during the six months ended June 30, 2005 and 6.3% per annum during 2004. Interest expense for the six months ended June 30, 2005 and 2004 was approximately $2,225, and $1,897, respectively. The interest charged on the note has not been paid and has been added to the balance outstanding at the end of each period. In June 2005, the interest charged during 2003 and 2002 of $3,805 and $1,062, respectively, was cancelled by Bowne at historical cost in exchange for the issuance of shares of BGS Companies, Inc. stock. The remaining principal balance of $60,000, the interest charged during 2004 of $3,805 and the interest charged during the six months ended June 30, 2005 of $2,225 were cancelled by Bowne at historical cost in exchange for shares of BGS Companies, Inc. All remaining interest on the Long-term debt to Parent was cancelled by Bowne and converted to equity with no additional shares issued. Both transactions took place in August 2005, prior to closing the sale of BGS to Lionbridge (see Note 12).

Other debt is primarily comprised of two mortgages secured by real property in Germany and Belgium and miscellaneous capital leases for office equipment.

9	Continued

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

Note 9 — Accrued Expenses and Other Obligations

Accrued expenses and other obligations at June 30, 2005 and 2004 include:

	June 30, 2005	December 31, 2004
Accrued employee compensation and benefits	$8,612	$8,496
Payroll taxes withheld	2,456	2,581
Unearned income	2,077	2,035
Accrued restructuring expenses	1,860	4,324
Other accrued expenses	7,900	7,646

Total	$22,905	$25,082

Note 10 — Commitments and Contingencies

Contingencies

In August, 2004 the Company entered into a translation services agreement with a foreign governmental agency. There have been several months of discussions between the parties to resolve certain ongoing performance measurement disputes. The customer has not entered into a formal legal claim process, but continues to express its intention to file for liquidating damages under the applicable operating agreement. The Company continues to perform under the terms of the contract and denies that it is in default or material breach of the agreements. There is no recorded accrual for this issue at June 30, 2005 or December 31, 2004.

The Company is involved in certain litigation in the ordinary course of business and believes that the various asserted claims and litigation would not materially affect its financial position, operating results or cash flows.

Note 11 — Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentration of credit risks, consist principally of accounts and unbilled receivables. Credit risks are generally limited and spread among a diversified client base across industries and geographic regions. The Company’s largest customer comprised approximately 24% and 13% of combined billed accounts receivable at June 30, 2005 and December 31, 2004, respectively, with no other customer accounting for more than 10%. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations. The Company’s largest customer based upon revenues accounted for 22% and 19% of revenue for the six months ending June 30, 2005 and 2004, respectively, with no other customer accounting for more than 10%.

Note 12 — Related Party Transactions

The Company receives certain corporate services from Bowne, including internal audit, legal, data center and tax services. The Company was charged $1,030 and $1,009 for the six months ended June 30, 2005 and 2004, respectively, for such shared services. The Bowne corporate expense allocation is based upon proportionate revenue from all Bowne subsidiaries. Management believes this is a reasonable approximation of provided services.

In addition, the Company’s domestic employees participate in Bowne’s benefit plans including the medical plan and the 401(k) plan. The amounts charged by Bowne are based upon the actual expenses incurred and totaled $661 and $716 for the six months ended June 30, 2005 and 2004. These amounts are reflected as operating expenses in the accompanying statements of operations.

10	Continued

BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

The Company was dependent on funding from Bowne for general corporate expenses, working capital, and capital expenditures. Bowne had unconditionally agreed to continue to provide financial support to allow the Company to meet its obligations through the earlier of January 1, 2006 or the closing of the sale of BGS to Lionbridge. The net balance of funding received of $14,503 and $111,792 as of June 30, 2005 and December 31, 2004, respectively, is included in Advances from Parent in the Unaudited Condensed Combined Balance Sheets. These advances do not bear interest. In June 2005, $14,064 and $18,092 of the balance, representing certain 2003 and 2002 Advances from Parent were cancelled by Bowne in exchange for shares of BGS Companies, Inc. A total of 7,059,000 and 6,883,000 shares of BGS Companies Inc. were issued to Bowne in exchange for the cancellation of the certain 2003 and 2002 Advances from Parent and interest on the Note Payable to Bowne described in Note 8. Additionally, in June 2005, $71,445 of the Advances from Parent were cancelled by Bowne and converted to equity with no additional shares issued.

In August 2005, prior to the sale to Lionbridge, the principal and interest balance on the Long-term debt to Parent outstanding as of June 30, 2005 of $66,030, as well as $5,187 of certain Advances from Parent were cancelled by Bowne in exchange for 33,752,000 shares of BGS Companies, Inc. Also in August 2005, prior to the sale to Lionbridge, all remaining interest on the Long-term debt to Parent as well as all Advances from Parent were cancelled by Bowne and converted to equity with no additional shares issued.

Note 13 — Stock Incentive Plans

During 1999, the Company adopted the 1999 Stock Option Plan for BGS Companies, Inc. (“the 1999 Plan”). During 2001, the Company adopted the 2001 Key Executives’ Stock Incentive Plan for BGS Companies, Inc. (“the 2001 Plan”). Both Plans provide for the granting of nonqualified stock options, incentive stock options and restricted stock units of BGS Companies, Inc. stock to employees of the Company and its affiliates and advisors. The 1999 Plan authorized the granting of three million options, which are to be granted at not less than the fair market value as of the date of grant and are for periods not to exceed ten years. The options generally vest over periods ranging from two to four years; however, under the 1999 Plan, no options were exercisable until the earlier of an initial public offering of BGS Companies Inc. or January 26, 2002. The 2001 Plan authorized the granting of 3.2 million options, which are to be granted at not less than the fair market value as of the date of grant and are for periods not to exceed seven years. Options that are cancelled or otherwise terminated will again be available for awards under the 2001 Plan’s terms to other participants. Under the 2001 Plan, certain of the options do not become exercisable until an initial public offering of BGS Companies, Inc.

After January 26, 2002, certain vested options under the 1999 Plan became eligible to be “put” back to the Company and the Company had the right to buy such options from the holders at an amount no greater than the amount by which the then fair market value exceeds the exercise price of the option. During 2002, the Company bought 95,925 options from the holders for approximately $50, which amount had been recognized as compensation expense in 2001. In connection with the restructuring in 2002, the Company purchased 1,650,000 vested options for approximately $1,205 from a terminated employee; this amount has been recognized as compensation expense in 2002. The Company did not purchase any options during 2004 or 2003. No compensation expense was recognized in 2004 or 2003.

The 1999 Plan granted 1,684,400 stock options at an average exercise price of $2.54 during 1999. Included in the 1999 grant were 436,000 options issued to employees of Bowne. A dividend of $870,000 was recognized at the estimated fair market value of the options at the date of grant to non-BGS employees.

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BGS COMPANIES, INC. AND AFFILIATED ENTITIES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2005

Details of stock options are as follows for the six months ended June 30, 2005:

	Number of Shares	Weighted Average Option Price
Outstanding, beginning of period	3,077,700	$2.17
Granted	—	—
Exercised	—	—
Cancelled	1,273,200	2.14

Outstanding, end of period	1,804,500	2.19

Exercisable, end of period	1,644,300	$2.15

At December 31, 2004, 114,250 stock appreciation rights (“SARs”) were outstanding at an exercise price of $2.25. During the six months ended June 30, 2005, the Company issued an additional 200,000 SARs to employees at an exercise price of $1.87. No compensation expense has been recognized for the SARs during the six months ended June 30, 2005 or during 2004 as the fair value of the SARs did not exceed the exercise price during these periods. At June 30, 2005, 314,250 SARs remain outstanding.

As a result of the sale to Lionbridge, certain outstanding stock options automatically vested in full. Cash consideration was paid to each employee with outstanding vested stock options and stock appreciation rights if the fair market value of the shares exceeded the exercise price per share. All remaining stock options and stock appreciation rights were cancelled and ceased to be outstanding immediately following the sale of the Company on September 1, 2005.

The following table summarizes weighted average option exercise price information as of June 30, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding June 30, 2005	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable June 30, 2005	Weighted Average Exercise Price
$ 1.87 - $1.99	750,000	5 years	$1.87	750,000	$1.87
2.00 - 2.24	385,000	4 years	2.02	385,000	2.02
2.25 - 2.65	148,500	4 years	2.25	148,300	2.25
2.66 - 2.72	210,000	6 years	2.66	105,000	2.66
2.73 - 3.00	311,000	4 years	2.83	256,000	2.86

	1,804,500	5 years	$2.19	1,644,300	$2.15

12